Exhibit 10.19

NACS / SCANTECH

REFINANCE / REPAYMENT

SUMMARY OF NON-BINDING TERMS

February 7, 2025 (“Effective Date”)

ScanTech Identification Beam Systems, LLC (“SIBS”)

ScanTech AI Systems, Inc. (“STAI”)

NACS, LLC (“NACS”)

John Redmond (“JR”)

St. James Bank & Trust (“SJBT”)

SPAC Merger:	On January 2, 2025, SIBS consummated a merger transaction with a Special Purpose Acquisition Company (“SPAC”) in which STAI was the surviving entity (“Business Combination”).

Background:

SJBT extended capital to NACS, LLC, an entity controlled by John Redmond (“NACS”), and such capital was lent to SIBS vis a vis NACS in a back to back transaction. Such capital is in the form of a loan between NACS and SJBT in an amount equal to approximately $3.4 million (“SJBT Loan”).

The estimated amount of the SJBT Loan, excluding amounts extended by or related to NACS, is approximately $2.5 million (“Carry Forward Amount”).

Issuer:	ScanTech AI Systems, Inc. (“STAI”)

Investor / Lender:	St. James Bank & Trust Co Ltd. (“SJBT”)

Loan Security:	Collateralized subordinated term loan

Collateral:

General corporate obligation which is collateralized in part by common shares issued by STAI but remains at all times a general corporate obligation. The repayment obligation of the original REPOs would be released from NACS and Redmond and transferred to STAI.

Exchange Loan:

SJBT shall exchange and release its current loan with NACS for a working capital loan with STAI. The Exchange Loan shall have a balance starting as of the balance of SJBT Loan as of January 2, 2025, for purposes of discussion shall be the Carry Forward Amount but shall be subject to definitive documentation.

The Exchange Loan shall have the following terms:

- Six month term with automatic six month extension and ability to extend beyond 12 months - 12% simple interest - Guaranteed by STAI and collateralized by freely tradeable and registered shares

Share Collateral:

STAI shall issue to SJBT an amount of shares equal to 125% of the Carry Forward Amount divided by $9.87. SJBT shall sell its Share Collateral, subject to a leak-out agreement which is on no worse terms that other leak-out agreements already in existence (an MFN on leak-out terms), and the proceeds of such share collateral sales shall be used to offset (repay) the Carry Forward Amount of the Exchange Loan.

For illustrative purposes:

	Carry Forward Amount: Exchange Balance: Exchange Price: Shares Issued:	$2,500,000 $3,125,000 $9.87 316,616

At the end of the initial six month term, STAI shall have the option to issue and register additional shares for the new balance, based upon the same formula, or repay the loan in full. STAI may also choose to trigger a six month extension of the loan based upon the terms and conditions of the Exchange Loan. For the avoidance of doubt, at such six month period the same formular as above shall be applied such that 125% of the then current, non-repaid amount of the Loan shall be issued/re-issued in shares based on the same formula as above.

Leak Out:

SJBT shall be permitted to sell shares to reduce the value of the Exchange Loan on a dollar for dollar basis, subject to a mutually agreed leak-out agreement which is on no worse terms that other leak-out agreements already in existence.

Prepayment:	STAI shall have the option to retire the entirety of the Exchange Loan at any time without penalty.

Definitive Documents:

The parties hereto shall draft and sign Definitive Documents that include, without limitation, customary representations and warranties. The parties shall use their good faith efforts to negotiate, enter into, and execute the Definitive Documents in mutually acceptable form.

Counterparts:

This letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Execution and delivery of this letter may be made by facsimile or email.

Amendment; Assignment:

The provisions of this term sheet may be amended or modified only upon the written consent of the signatories hereto, notwithstanding to include the Definitive Documents; none of these parties may assign this term sheet without the prior approval of other.

Non-Binding:	This term sheet shall be non-binding and subject to Definitive Documents.

Governing Law:	This Term Sheet shall be governed by the laws of the State of New York.

This letter is intended to be a non-binding letter regarding the contemplated transaction and no legal rights or obligations will come into existence until the Definitive Documents are signed and delivered by the parties and that, in such event, their respective legal rights and obligations will then be only those set forth in the Definitive Documents.

In Witness Whereof, the undersigned have executed this Term Sheet effective on the Effective Date.

SCANTECH IDENTIFICATION BEAM SYSTEMS LLC

By:
Name: Dolan Falconer
Title: President & CEO

SCANTECH AI SYSTEMS INC.

By:
Name: Karl Brenza
Title: Chairman

ST JAMES BANK & TRUST

By:	/s/ Bernard Kemp
Name: Bernard Kemp
Title: President

By:	/s/ Dion Thompson
Name: Dion Thompson
Title: Vice President

NACS, LLC

By:
Name:
Title:

JOHN REDMOND

By:
Name:
Title: